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                                                                      EXHIBIT 11


            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
          (Dollars and Share Data in Thousands, except Per Share Data)
                                   (Unaudited)

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
                                                       As of and For the Three     As of and For the Nine
                                                            Months Ended               Months Ended
                                                           September 30,              September 30
                                                           -------------              ------------
                                                        1999          1998          1999          1998
                                                        ----          ----          ----          ----
Weighted-Average Common Shares Outstanding            12,964        12,248        12,473        12,270

Weighted-Average Share Equivalents Outstanding         2,688         2,713         2,795         2,680
                                                     -------       -------       -------       -------

Weighted-Average Shares and Share
 Equivalents Outstanding                              15,652        14,961        15,268        14,950
                                                     =======       =======       =======       =======

Net Income                                           $   612       $ 6,076       $14,789       $15,435
                                                     =======       =======       =======       =======

Basic Earnings per Share                             $  0.05       $  0.50       $  1.19       $  1.26
                                                     =======       =======       =======       =======

Diluted Earnings per Share                           $  0.04       $  0.41       $  0.97       $  1.03
                                                     =======       =======       =======       =======
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